SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.   20549

                                 FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


                 Date of Report (Date of earliest event reported):
                       December 13,1999 (December 7, 1999)


                         Sport Supply Group, Inc.
           (Exact name of registrant as specified in its charter)


   Delaware             1-10704             75-2241783
(State or other         (Commission File    (IRS Employer
jurisdiction of          Number)            Identification No.)
incorporation)


             1901 Diplomat Drive, Farmers Branch, Texas  75234
            (Address of principal executive offices) (Zip Code)

             Registrant's telephone number, including area code:
                             (972) 484-9484


                              Not Applicable
        (Former name or former address, if changed since last report)


Item 5.  Other Events

     Incorporated herein by reference is a press release attached hereto as Exhibit 5(a) and previously released by Registrant through media sources concerning its engagement of PaineWebber Incorporated to explore strategic alternatives aimed at increasing shareholder value.

Exhibits Index:

Description of Exhibit
5(a) Press Release


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Sport Supply Group, Inc.
Date:  December 13, 1999      By:  /s/ John P. Walker
                                   John P. Walker
                                   President


                                                  EXHIBIT 5(A)

FOR FURTHER INFORMATION:
At the Company:
John P. Walker
President
972 406-7108

Michele Girard
General Information
972 406-7166

FOR IMMEDIATE RELEASE
Tuesday, December 7, 1999

  SPORT SUPPLY GROUP, INC. ENGAGES PAINEWEBBER TO EXPLORE STRATEGIC
             ALTERNATIVES TO INCREASE SHAREHOLDER VALUE

Alliances Targeted to Enhance Business to Business Application for Selling Institutional Sporting Goods and Other Products and Services Utilizing E Commerce

Sport Supply Group is Experiencing Conversion of Customer Base to
ECommerce with more than 500,000 Hits per Week to its Websites

Dallas, Texas, December 7, 1999 - Sport Supply Group, Inc. (NYSE: "GYM") today announced it has engaged PaineWebber to explore strategic alternatives aimed at increasing shareholder value.

Emerson Radio Corp. beneficially owns approximately 40% of Sport Supply Group and has indicated it agrees with the Board's decision to explore strategic alternatives. This decision was reached by the Board of Directors of Sport Supply Group after it was notified that Oaktree Capital Management would not be exercising its option to acquire the Sport Supply common stock held by Emerson Radio Corp.

Geoffrey P. Jurick, Chairman and Chief Executive Officer of Sport Supply stated, "The decision to hire PaineWebber was made after the continued failure by the public markets to value the Company in a manner that reflects the Company's position as the dominant supplier of sporting goods to the institutional market. The Company's recent trading price approximates book value and is only a small multiple of historical cash flow. The market has not ascribed any value to the Company's stock price to reflect its position as a dominant supplier to the institutional sporting goods market, the development and successful implementation of its information technology platform, its sales growth or its historical operating performance. We believe the disequilibrium in the public markets centering on momentum stocks with technological business is partially the reason for the Company's low stock price.

"Our strategic direction for the past three years has been to develop a platform that is capable of providing the highest level of customer service, while incorporating the latest technology to serve the institutional sporting goods market. With the development of our SAP platform and internet sites, we now offer our customers the ability to contact Sport Supply Group 24 hours a day, seven days a week, through neighborhood team dealers, road sales people and through our traditional catalogue efforts. Furthermore, our IT platform will be further expanded this year to provide our customers leading edge technological advances that will change the way institutional sporting goods are procured. Our far-reaching sourcing, manufacturing and distribution capabilities are among the best in the industry and we believe Sport Supply Group can offer a significant competitive advantage to a strategic partner looking to enter, grow or gain access to institutional buyers and team business.

"In only three months since we have developed this IT platform, we are now receiving in excess of 500,000 hits a week to our websites and expect the number to continue increasing particularly during our highest sales period.

"The Board of Directors has empowered management, with the assistance of PaineWebber, to engage in discussions with parties who have an interest in developing and further capitalizing on the success the Company has achieved. We look forward to executing a strategic transaction that will increase the value for all shareholders and allow the inherent value of the Company to be better utilized."

This news release, other than the historical information, consists of forward looking statements that involve risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's Reports on Form 10-K and Form 10-Q. Actual results may vary materially.